Exhibit 4.8

WARRANT AMENDMENT AGREEMENT

This Warrant Amendment Agreement (this “Agreement”), dated as of September __, 2022, is by and between XORTX Therapeutics Inc., a company organized under the laws of British Columbia (the “Company”), and the undersigned holder (the “Holder”) of warrants to purchase the Company’s common shares, no par value (the “Common Shares”).

WHEREAS, the Holder is the beneficial owner of warrants to purchase [ ] Common Shares at an exercise price of $4.77 per share that were issued on October 15, 2021, as set forth on the Holder's signature page hereto (the “Original Warrants”).

WHEREAS, the Company and the Holders desire to amend the Original Warrants to reduce the exercise price thereof from $4.77 to $[ ] per share.

WHEREAS, the Original Warrants may be modified or amended or the provisions thereof waived with the written consent of the Company and the Holder.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Holder and the Company hereby agree as follows:

1. Amendment and Restatement of the Original Warrants. The Company and the Holder hereby consent and agree that Section 2(b) of the Original Warrants shall be amended and restated in its entirety as follows:

Exercise Price. The exercise price per Common Share under this Warrant shall be $[___], subject to adjustment hereunder (the “Exercise Price”).

2. Effect of Amendment. Except as expressly modified by this Agreement, the Original Warrants shall remain unmodified and in full force and effect.

3. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Agreement, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

5. Electronic and Facsimile Signatures. Any signature page delivered electronically or by facsimile (including without limitation transmission by .pdf) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment hereto.

6. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

COMPANY:

XORTX THERAPEUTICS INC.

By:
Name:
Title:

WARRANT HOLDER:

[NAME OF WARRANT HOLDER]

By:
Name:
Title:

Number of Original Warrants held:

3